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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE                               BANK CONTACT: PAUL A. MILLER
                                                           (978) 725-7555





                                 LSB CORPORATION
                              DIVIDEND YIELD 3.04%




NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - April 23, 2004, LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on April 22, 2004. The Board voted to pay a cash dividend of $0.13 per share on its outstanding shares of common stock payable on May 20, 2004 to shareholders of record at the close of business on May 6, 2004. This represents a 3.04% dividend yield based on the stock price at the close of business on April 22, 2004.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.